SUB-ITEM 77Q2:


(a): Copies of any material amendments to the registrant's charter or bylaws

Articles Supplementary dated February 23, 2011, hereby incorporated by reference to Exhibit A (xxvii) of Post-Effective Amendment No. 64 to the Registrant's registration statement on Form N-1A (File No.
333-11283) filed on February 28, 2011.



(e): Copies of any new or amended Registrant investment advisory contracts

Amendment to Investment Advisory and Management Agreement dated
February 28, 2011, hereby incorporated by reference to Exhibit D (vii) of Post-Effective Amendment No. 64 to the Registrant's registration statement on Form N-1A (File No. 333-11283) filed on February 28, 2011.

Amendment to Subadvisory Agreement between SunAmerica and Kinetics Asset Management, hereby incorporated by reference to Exhibit D (xxii) of Post-Effective Amendment No. 64 to the Registrant's registration statement on Form N-1A (File No. 333-11283) filed on February 28, 2011.